UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 12, 2002

                            WILLIAMS CONTROLS, INC.
               (Exact name of Company as specified in its charter)

         Delaware                   0-18083                   84-1099587
-------------------------    ---------------------    -------------------------

     (State or other
     jurisdiction of                                       (I.R.S. Employer
      incorporation)         (Commission File No.)       Identification No.)

                   14100 S.W. 72nd Avenue, Portland, OR 97224
                    (Address of Principal Executive Offices)

                                 (503) 684-8600
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 5.       Other Events and Regulation FD Disclosure
On June 12, 2002, Williams Controls, Inc. (the "Company") announced that it has entered into a definitive stock purchase agreement with American Industrial Partners Capital Fund III, L.P., a Delaware limited partnership ("AIP"), which provides for AIP to invest at least $10 million in the Company, subject to the satisfaction or waiver of numerous conditions. Included in such conditions is the successful completion of an exchange offer to the Company's existing Series A Preferred stockholders. A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The Company has filed a Schedule TO with the Securities and Exchange Commission (the "Commission") which can be accessed through the Commission's web site at www.sec.gov.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)         Exhibits.

         99.1     Press Release, dated June 12, 2002.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                             WILLIAMS CONTROLS, INC.


Date:  June 14, 2002                         By:  /s/ DENNIS E. BUNDAY
                                                ------------------------------
                                                      Dennis E. Bunday
                                                      Chief Financial Officer


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
                                                                    Exhibit 99.1

     Williams Controls
     News Release                 Contact:  Thomas K. Ziegler, President and CEO
     For Immediate Release
     (561) 962-4130




               WILLIAMS CONTROLS ENTERS INTO DEFINITIVE AGREEMENT
                        WITH AMERICAN INDUSTRIAL PARTNERS


     Portland, OR ...... June 11, 2002..... Williams Controls, Inc. (OTC
     Bulletin Board: WMCO) today announced that it has signed a definitive stock purchase agreement with American Industrial Partners Capital Fund III, L.P. (together with its affiliates, AIP) which provides for AIP to invest at least $10 million in the Company. The agreement follows a previously announced Letter of Intent between Company and AIP covering the investment transaction. The AIP investment will take the form of convertible preferred securities with an initial dividend at a rate of 15% per year, compounded quarterly. The preferred securities will initially be convertible into common shares at $0.85 per share. Additionally, the Company has agreed to a request by a group of the Company's existing secured subordinated debenture holders to convert their debenture holdings totaling $2.5 million into the new convertible preferred securities under the same terms as AIP. Completion of the AIP transaction is subject to a number of conditions, including conversion of the $2.5 million of secured subordinated debentures into convertible preferred securities, consent by AIP to the disclosure schedules to the agreement and the consent to the transaction by the holders of the Company's outstanding convertible subordinated debt, secured subordinated debt and Series A preferred stock. The Company expects to obtain all of the necessary consents. Upon

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     closing of the transaction, AIP will be entitled to nominate a majority of seats on the Company's Board of Directors, and Gene Goodson, former Chairman of Oshkosh Truck and a Director of AIP's Executive Officer Association, will join the Board as Chairman.


     The Company expects to refinance its existing credit facilities with its current bank, Wells Fargo Business Credit pursuant to a new credit facility that will replace the Company's current loan which expires on June 30, 2002. Closing on this new credit facility is subject to several customary conditions as well as completion of the AIP investment, and is scheduled to occur simultaneously with AIP's funding. Wells Fargo has given the Company an indication that it is prepared to extend the Company's current credit facility beyond its June 30, 2002 expiration, if necessary, to allow completion of the AIP transaction.


     Commenting on these recent developments, President and CEO of Williams Controls, Thomas K. Ziegler said, "The Company is pleased to have finalized the terms of the AIP investment and entered into a definitive agreement to complete the transaction. We expect to close the transaction and receive funding as soon as the necessary consents are obtained from AIP and the Company's existing preferred shareholders and debenture holders, which we are confident of receiving. We are also pleased to have received a definitive proposal for a new and expanded credit facility from our bank which satisfies the Company's requirements." Mr. Ziegler continued, "These positive events obviously demonstrate a high level of confidence in the Company's future by both its investors and lenders. We are now nearing completion of the Company's financial restructuring plan, which when final, will provide a sound financial foundation to support sustained future growth in our business. With the addition of Gene Goodson's management expertise and AIP's involvement in our business, the Company will be very well positioned to take advantage of new business opportunities,

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

     and continue improvements in its operations."


     Kirk Ferguson, Managing Director of AIP stated, "We are enthusiastic about becoming strategic as well as financial partners with the Company. This is a classic AIP investment in a niche manufacturing business in an industry known to us, where the expertise of our firm's operating executives makes us an attractive partner for Williams Controls. We are impressed with Williams' market position in its core truck electronic throttle control business, and are excited about the opportunities in off-highway and automobile markets, which are beginning to convert from manual to electronic throttle controls. With Gene Goodson on board, we look forward to helping the company streamline its corporate strategy and focus its growth in areas that extend from its core franchise."


     Williams Controls is a designer, manufacturer and integrator of sensors and controls for the transportation industry. For more information, you can find Williams Controls on the Internet at http://www.wmco.com . AIP manages private equity funds that have been investing in private and public companies since 1989. With over $1 billion in invested and committed capital in the funds that it manages, AIP is actively investing its newly raised third fund in middle market manufacturing and business services companies, where it works collaboratively with management teams to enhance operating performance and company prospects. AIP distinguishes itself from other private equity funds through the deep operating expertise of its leadership team made up of approximately twenty former Presidents and CEOs of Fortune 200 companies, including such truck and automotive related companies as Oshkosh Truck, Goodyear Tire and Rubber, Tenneco Automotive and SANLUIS Corporation. For more information, you can find American Industrial Partners on the Internet at www.aipartners.com. The statements included in this news release concerning predictions

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

     of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of
     Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, the continued ability of the Company to generate or obtain sufficient working capital to continue its operations, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the company disclaims any intent or obligation to update these forward-looking statements.













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